Exhibit 5.1

[Letterhead of Arthur Cox]

November 28, 2016

Board of Directors

Johnson Controls International plc

1 Albert Quay

Cork

Re:                             Johnson Controls International plc — Form S-4 Registration Statement on Form S-4 filed on November 28, 2016

Dear Sir/Madam,

1.                                      Basis of Opinion

1.1                               We are acting as Irish counsel to Johnson Controls International plc, registered number 543654, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 1 Albert Quay, Cork, Ireland (the “Company”), in connection with registration, pursuant to a registration statement on Form S-4 (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “SEC”)  under the U.S. Securities Act of 1933, as amended (the “Securities Act”), on November 28, 2016, of the proposed offers by the Company to exchange (the “Exchange Offers”) any or all outstanding debt securities of certain series issued (1) by Johnson Controls, Inc., a Wisconsin corporation (“JCI Inc.”), or (2) by Tyco International Finance S.A., a public limited company registered in Luxembourg (“TIFSA”), which are wholly owned indirect subsidiaries of the Company, set forth in the registration statement (collectively, the “Existing Notes”), for newly issued debt securities of the Company, in each case with the same interest rate, maturity and interest payment dates as the applicable series of Existing Notes for which they are exchanged (the “New Notes”), in each case whose sale will be registered under the Act. This Opinion is issued in connection with the foregoing and in connection with the entry into of the Transaction Documents (as defined in the Schedule hereto) by the Company (the “Transaction”).

1.2                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. This Opinion speaks only as of its date.

1.3                               This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from our client and from its U.S. counsel Wachtell, Lipton, Rosen & Katz LLP.

1.4                               This Opinion is also strictly confined to:

(a)                                 the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.8 below (the “Searches”),

and is subject to the assumptions and qualifications set out below. In giving this Opinion, we have reviewed a Certificate (as defined in the Schedule to this Opinion) and the Searches and any other materials necessary and appropriate for the issuance of this Opinion.

1.5                               No opinion is expressed as to the taxation consequences of the Transaction Documents or the Transaction.

1.6                               In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.7                               All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. As used in this Opinion, the following terms shall have the following meanings:

(a)                                 “Companies Act” means the Companies Act 2014;

(b)                                 “Corporate Certificate” has the meaning given to in the Schedule;

(c)                                  “CRO” means the Irish Companies Registration Office;

(d)                                 “New Notes Indenture” means the New Notes Base Indenture as supplemented by the New Notes Supplemental Indenture;

(e)                                  “New Notes Base Indenture” has the meaning given to in the Schedule;

(f)                                   “New Notes Supplemental Indenture” has the meaning given to in the Schedule;

(g)                                  “Prospectus Directive” means  Directive 2003/71/EC on the prospectus to be published when securities are offered to the public or admitted to trading (as amended by Directive 2010/73/EU);

(h)                                 “Qualified Investors” has the meaning given to that term in the Prospectus Directive;

(i)                                     “Member State” means a member state of the European Union; and

(j)                                    “Trustee” means U.S. Bank National Association.

1.8                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on November 28, 2016:

(a)                                 on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)                                in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court for any petitions filed in respect of the Company;.

1.9                               This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and any addressee of this Opinion agrees, for our benefit, that the courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion.  This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland.

2.2                               The Company has the necessary corporate power and authority under its Memorandum and Articles of Association to execute and deliver the Transaction Documents and to perform its obligations thereunder in accordance with the terms of those documents.

2.3                               The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder does not contravene:

(a)                                 any law of Ireland applicable to the Company; or

(b)                                 the Memorandum and Articles of Association of the Company.

2.4                               All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder has been taken.

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the New Notes

3.1                               that the Registration Statement will have become effective under the Securities Act;

3.2                               that the Existing Notes will have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

3.3                               that the Trustee has been qualified to act as trustee under the New Notes Indenture and the Indenture has been qualified under the U.S. Trust Indenture Act of 1939, as amended;

3.4                               that the New Notes Base Indenture and the New Notes Supplemental Indenture will have each been duly executed and delivered by each party thereto; and

3.5                               that the New Notes have been duly executed, authenticated, issued and delivered by the Company in the manner provided in the Indenture against receipt of the Existing

Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offers (including the terms of the New Notes Indenture and the New Notes).

3.6                               that to the extent any offer of the New Notes is made in any Member State, the offer of New Notes is addressed to fewer than 150 natural or legal persons in each Member State, other than Qualified Investors.

Authenticity and bona fides

3.7                               The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures, stamps and seals thereon, that any signatures are the signatures of the persons who they purport to be and that each original was executed in the manner appearing on the copy.

3.8                               That the Transaction Documents have been executed in a form and content having no material difference to the final drafts provided to us and have been delivered by the parties thereto and are not subject to any escrow arrangements.

3.9                               That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.10                        That each director of the Company has disclosed any interest which he may have in the Transaction in accordance with the provisions of the Companies Act and the Memorandum and Articles of Association of the Company and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Memorandum and Articles of Association of the Company.

3.11                        The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

Accuracy of Searches and the Corporate Certificate

3.12                        The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search been altered.  In this connection, it should be noted that: the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;  the position reflected by the Searches may not be fully up-to-date; and  searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.13                        The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

Commercial Benefit

3.14                        That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

Authority, Capacity, Execution and Enforceability

3.15                        That no party to the Transaction Documents is a “consumer” for the purposes of Irish law or a “personal consumer” for the purposes of the Central Bank of Ireland’s Consumer Protection Code 2012, that the parties to the Transaction Documents (other than the Company to the extent opined on herein) are duly incorporated and validly in existence and that they and their respective signatories have the appropriate capacity, power and authority to execute the Transaction Documents to which they are a party, to exercise and perform their respective rights and obligations thereunder and to render those Transaction Documents and all obligations thereunder legal, valid, binding and enforceable on them, and each party to the Transaction Documents (other than the Company to the extent opined on herein) has taken all necessary corporate action and other steps to execute, deliver, exercise and perform the Transaction Documents to which it is a party and the rights and obligations set out therein.

Financial Assistance and Connected Transactions.

3.16                        The Company is not by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act.

3.17                        That none of the transactions contemplated by the Transaction Documents are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and its directors or persons connected with its directors.

4.                                      Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1                               A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.2                               No opinion is expressed on the irrevocability of, or on the enforceability of the delegation of, any power of attorney under the Transaction Documents.

4.3                               No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.4                               No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

4.5                               We express no opinion as to whether the Transaction Documents breach any other agreement or instrument.

Sanctions

4.6                               If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

Execution of Documents

4.7                               We note the decision in the English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision will not be binding on the courts of Ireland it will be considered as persuasive authority. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. Our Opinion is qualified by reference to the above referenced decision.

5.                                      Disclosure

5.1                               This Opinion is addressed to you in connection with the registration of the Exchange Notes with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Securities Act.

Yours sincerely,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                      Registration Statement (as defined in paragraph 1.1 above).

2.                                      Form of Base Indenture between the Company and U.S. Bank National Association, as trustee (the “New Notes Base Indenture”);

3.                                      Form of Supplemental Indenture between the Company and U.S. Bank National Association, as trustee, supplemental to the New Notes Base Indenture (the “New Notes Supplemental Indenture”);

4.                                      A certificate of the Secretary of the Company dated 28 November 2016 (the “Certificate”) attaching copies of:

(a)                                 the Company’s certificate of incorporation and certificate of incorporation issued on change of name of the Company;

(b)                                 the Company’s memorandum and articles of association;

(c)                                  extracts of resolutions of the board of directors of the Company adopted at a meeting of the board held on November 22, 2016 regarding the approval and adoption of, among other things, the New Notes Indenture and the approval and filing of the Registration Statement with the SEC.

The documents at 1 to 3 above are collectively referred to in this Opinion as the “Transaction Documents”.

The documents at 1 to 4 above are collectively referred to in this Opinion as the “Documents”.